Exhibit 99.1

For Immediate Release
Wednesday, September 8, 2004
Press Release

                               FNB CORPORATION
                       ANNOUNCES CHANGES IN PERSONNEL

CHRISTIANSBURG, Virginia - Kendall O. Clay, Chairman of the Board of FNB Corporation (NASDAQ: FNBP); Raymond D. Smoot, Jr., Chairman of the Board of First National Bank; and William P. Heath, Jr., President and CEO of FNB Corporation, announced today the resignation of Litz H. Van Dyke, Executive Vice President and Chief Operating Officer of FNB Corporation ("FNB," the "Corporation") and President and CEO of First National Bank (the "Bank").

The Boards of Directors acknowledged Van Dyke's years of service and contributions to the Bank and Corporation. Additionally, they expressed full confidence in the ongoing leadership team of FNB.

"As FNB continues to grow, we are called upon to positively address new challenges," observed Clay. "In fact, we view this and other organizational changes as opportunities to evolve to better meet the financial needs of our customers, and to create shareholder value, while remaining true to the ideals of community banking."

The Board of Directors of First National Bank today appointed R. Bruce Munro to serve as President and Chief Executive Officer of the Bank for an interim period. Munro stated, "I am grateful for the opportunity to conclude my career as President and CEO of this dynamic Bank. I am also confident in the strong leadership of FNB, and its ability to successfully manage through a period of transition while capitalizing on opportunities for further growth in the markets served."

Munro joined First National Bank in 1997, having built a career in the financial field that spans decades. He served the Bank as Senior Vice President and Chief Credit Administration Officer until his appointment as Executive Vice President and Chief Risk Officer of the Corporation in 2004. An alumnus of Stonier Graduate School of Banking, Munro resides in Roanoke, Virginia, and has been an integral part of the financial community since 1971.

As planned upon his retirement, Munro announced that Keith J. Houghton, Executive Vice President of FNB, will succeed him as Chief Risk Officer. Since joining FNB in 1997, Houghton has served the Corporation and its affiliates in both retail and commercial positions including Senior Vice President of Commercial Banking, and Executive Vice President and Chief Lending Officer.

FNB Corporation is one of the largest publicly held commercial bank holding companies based in Virginia, with nearly $1.4 billion in assets. Through its affiliates, First National Bank, FNB Salem Bank and Trust, N.A., and Bedford Federal Savings Bank, FNB Corporation operates 26 full-service branches, 3 loan production offices, a financial services center, and 51 ATM locations.

For more information contact:

Duane E. Mink                                  Daniel A. Becker
Senior Vice President/General Counsel          Executive Vice President/CFO
(540) 381-6700                                 (540) 381-6758


Statements made in this release relating to the company's future prospects and performance are "forward-looking statements" that are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied by such statements.
Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to, changes in: interest rates, general economic conditions, the legislative/regulatory climate, monetary and fiscal policies of the US Government including policies of the US Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the company's market area, and accounting principles, policies, and guidelines. The information provided in this release is provided only as of the date of this release, and the company undertakes no obligation to update any forward-looking statements made herein.